UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 11, 2011
(October 6, 2011)

BROWN SHOE COMPANY, INC. (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)

1-2191 (Commission File Number)	43-0197190 (IRS Employer Identification Number)

8300 Maryland Avenue St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

(314) 854-4000 (Registrant's telephone number, including area code)

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2011, the Board of Directors of Brown Shoe Company, Inc. (the “Company”), based on a recommendation of the Governance and Nominating Committee, elected Dr. Mahendra R. Gupta to fill the vacancy on the Board of Directors that resulted when the Bylaws were amended to change the number of directors from eleven to twelve (as described in Item 5.03 of this Form 8-K), with a term to expire at the Company’s 2012 annual meeting of stockholders or until his successor has been duly elected and qualified. Dr. Gupta was also appointed to the Audit Committee.

Dr. Gupta will be entitled to receive the same compensation for service as a director as is provided to other directors of the Company, as described under “Compensation of Non-Employee Directors – Fiscal 2010 Director Compensation Guidelines” contained on page 11 of the Company’s Proxy Statement dated April 15, 2011 filed with the Securities and Exchange Commission, which description is hereby incorporated by reference herein, subject to any change in director compensation for the remainder of the fiscal year as might subsequently be approved by the Board of Directors.

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 6, 2011, the Board of Directors amended Article II, Section 1 of the Company’s Bylaws to increase the number of directors from eleven to twelve effective October 6, 2011. The Bylaws, as amended and effective October 6, 2011, are included as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibit

	3.1	Bylaws, effective October 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN SHOE COMPANY, INC.
(Registrant)

Date: October 11, 2011	/s/ Michael I. Oberlander
Michael I. Oberlander
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Bylaws, effective October 6, 2011.